Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Tellabs, Inc. pertaining to the Tellabs, Inc. 2004 Incentive Compensation Plan, of our reports dated January 21, 2004, with respect to the consolidated financial statements of Tellabs, Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2004 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

Chicago, Illinois
February 8, 2005